UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

LINEAR TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 432-1900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Analog Devices, Inc., a Massachusetts corporation (“Analog Devices”), Linear Technology Corporation, a Delaware corporation (the “Company”) and Tahoe Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Analog Devices (“Merger Sub”). Pursuant to the Merger Agreement, on March 10, 2017, Merger Sub merged with and into the Company, with the Company becoming a direct, wholly owned subsidiary of Analog Devices (the “Merger”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger. The Merger is more fully described in Item 2.01 below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 10, 2017, the Merger was completed. At the effective time of the Merger (the “Effective Time”), each outstanding share of Company common stock, par value $0.001 per share (“Linear Common Shares”), other than shares owned by Analog Devices, the Company and their subsidiaries, or shares subject to restricted stock awards, was automatically converted into the right to receive the following consideration (collectively, the “Merger Consideration”), without interest:

•	$46.00 in cash (the “Cash Consideration”); and

•	0.2321 (the “Exchange Ratio”) shares of common stock of Analog Devices, par value $0.16 2/3 per share (“Analog Common Shares”).

At the closing, each Company restricted stock unit award (“Linear RSU Award”) and each Company restricted stock award (“Linear Restricted Stock Award”) that became vested at the closing (including each Linear Restricted Stock Award held by a non-employee director) was converted into the right to receive the Merger Consideration in respect of each Linear Common Share underlying such award.

Each Linear RSU Award and Linear Restricted Stock Award that was granted on or prior to July 22, 2016 that did not become vested at the closing was converted at the closing into two Analog awards, one of which constitutes the right to receive an amount in cash equal to the number of Linear Common Shares subject to such award, multiplied by the Cash Consideration and the other constitutes a restricted unit award or restricted stock award, as applicable, covering the number of Analog Common Shares equal to the product (rounded to the nearest whole number of shares) of the number of Linear Common Shares subject to such award, multiplied by the Exchange Ratio.

Each Linear RSU Award and Linear Restricted Stock Award granted after July 22, 2016 was converted at the closing into an award solely in respect of a number of Analog Common Shares equal to the product (rounded to the nearest whole number of shares) of the number of Linear Common Shares subject to such award, multiplied by 0.9947.

Each converted Analog cash award, restricted stock unit and restricted stock award, as applicable, has the same terms and conditions, including vesting (and for restricted stock awards, any rights to receive future dividends), that applied to the Linear RSU Award or Linear Restricted Stock Award, as applicable, to which the converted Analog Devices awards correspond.

For additional information regarding the consideration payable to holders of the Company’s securities, see Item 3.03 of this Current Report on Form 8-K, which is incorporated into this Item 2.01 by reference.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated July 26, 2016 and is incorporated into this Item 2.01 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with completion of the Merger on March 10, 2017, the Company notified the Nasdaq Stock Market (“Nasdaq”) of the effectiveness of the Merger and requested (i) that trading of Linear Common Shares on Nasdaq be suspended after the close of trading on March 10, 2017 and (ii) that Nasdaq file with the Securities Exchange Commission (“SEC”) an application on Form 25 to delist and deregister Linear Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a certification on Form 15 with the SEC requesting the termination of registration of Linear Common Shares with the SEC under Section 12(g) of the Exchange Act and its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the Effective Time, each holder of a Linear Common Share issued and outstanding immediately prior to the effective time of the Merger ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration into which such Linear Common Share has been converted.

Item 5.01.	Changes in Control of Registrant.

The information in Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

At the Effective Time on March 10, 2017, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Analog Devices. The aggregate amount paid by Analog Devices to former Company stockholders in connection with the Merger was approximately $11.1 billion in cash and approximately 56 million Analog Common Shares, which had a value of approximately $4.6 billion based on the closing price of Analog Common shares on The NASDAQ Global Select Market on March 10, 2017.

Analog Devices funded the cash portion of the Merger Consideration through cash on hand, the net proceeds of the issuance and sale of senior unsecured notes, and the funds from short- and long-term indebtedness.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the Effective Time on March 10, 2017, the directors of the Company ceased serving in such capacities and the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company, as the surviving corporation in the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time on March 10, 2017, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as set forth in Exhibit 3.1 and 3.2 hereto, respectively, which are incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 26, 2016, by and among Linear Technology Corporation, Analog Devices, Inc. and Tahoe Acquisition Corp. (incorporated by reference to the exhibit with the corresponding exhibit number in Linear Technology’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2016).
3.1	Amended and Restated Certificate of Incorporation of Linear Technology Corporation.
3.2	Amended and Restated Bylaws of Linear Technology Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION

By:	/s/ Eileen Wynne
Eileen Wynne Chief Financial Officer

Date: March 10, 2017

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 26, 2016, by and among Linear Technology Corporation, Analog Devices, Inc. and Tahoe Acquisition Corp. (incorporated by reference to the exhibit with the corresponding exhibit number in Linear Technology’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2016).
3.1	Amended and Restated Certificate of Incorporation of Linear Technology Corporation.
3.2	Amended and Restated Bylaws of Linear Technology Corporation.